Heritage-Crystal Clean, Inc. Announces Second Quarter 2020 Financial Results

Second Quarter Summary:

•Second quarter reported revenues of $79.5 million were down $25.5 million, or 24.3%, compared to the second quarter of 2019.

•Environmental Services segment reported second quarter revenues of $59.8 million, a decrease of 14.8% compared to the second quarter of 2019. Despite the decline in revenue, Environmental Services segment operating margin was positive at 14.0%.

•Oil Business segment reported second quarter revenues of $19.7 million, a decrease of 43.3%.

•Net loss attributable to common shareholders for the second quarter was $2.7 million, or $0.11 per share.

ELGIN, IL, July 22, 2020 -- Heritage-Crystal Clean, Inc. (Nasdaq: HCCI), a leading provider of parts cleaning, used oil re-refining, and hazardous and non-hazardous waste services primarily focused on small and mid-sized customers, today announced results for the second quarter which ended June 13, 2020.

Second Quarter Review

Revenue for the second quarter of 2020 was $79.5 million compared to $105.0 million for the same quarter of 2019, a decrease of 24.3%.

Operating margin fell sharply to 3.5% compared to 21.8% in the second quarter of 2019 mainly due to our drop in revenue. Our second quarter SG&A expense ticked up slightly to $12.2 million, or 15.3% of revenue, compared to $11.8 million, or 11.2% of revenue, for the second quarter of 2019.

Net loss attributable to common shareholders for the second quarter was $2.7 million compared to net income attributable to common shareholders of $7.1 million in the year earlier quarter. Basic loss per share was $0.11 compared to basic earnings per share of $0.30 in the year-ago quarter.

During the second quarter of 2020, the Company reversed $6.5 million of charges taken in the fourth quarter of 2019 related to a settled class action lawsuit which favorably impacted earnings per share by $0.20. Excluding the settlement charge reversal, net loss attributable to common shareholders was $7.3 million or $0.31 per diluted share. See our reconciliations of net (loss) income and net (loss) income per share below.

President and CEO Brian Recatto commented, "Second quarter revenue and profitability were negatively impacted by the COVID-19 pandemic and related shelter-in-place orders. Fortunately, we have begun to see increases in sales activity in both of our business segments compared to the middle of the second quarter. We believe our second quarter results will represent the bottom of this economic cycle for our business barring the wide-spread return of shelter-in-place orders."

Segments

Our Environmental Services segment includes parts cleaning, containerized waste, vacuum services, antifreeze recycling, and field services. Environmental Services revenue was $59.8 million during the quarter compared to $70.2 million during the second quarter of fiscal 2019. The 14.8% decrease in revenue was mainly due to COVID-19 related volume declines in most of our product and service lines, partially offset by favorable pricing variances in our parts cleaning, containerized waste, and antifreeze lines of business. Environmental Services profit before corporate selling, general, and administrative expenses was $8.3 million compared to $19.0 million in the year-ago quarter.

Our Oil Business segment includes used oil collection activities, re-refining activities, and sales of recycled fuel oil. During the second quarter of fiscal 2020, Oil Business revenues decreased 43.3% to $19.7 million compared to $34.8 million in the second quarter of fiscal 2019. The COVID-19 pandemic and related shelter-in-place orders led to a significant decrease in the demand for finished lubricants which directly impacted demand for our base oil products. Pandemic impacts also led to a significant decline in the generation of used oil which negatively impacted used oil collection and feedstock volumes used in our re-refinery.

Recatto commented, "While the COVID-19 pandemic created significant challenges in our oil business segment during the second quarter, we were able to take advantage of the market conditions and move-up a planned extended shutdown of our re-refinery from the fourth quarter of 2020 into the second quarter. This move should allow us to reduce the amount of planned re-refinery downtime during the second half of 2020."

COVID-19 Update

During the second quarter we activated the company's pandemic response plan to combat the COVID-19 outbreak- induced downturn in our business, and we also implemented the following actions:

•Salary reductions for all levels of management;
•Furlough and reduction in force programs;
•Suspension of all non-essential capital expenditures;
•A hiring freeze;
•Launched a COVID-19 cleaning service; and
•Moved into a material charge position for our used oil collection service.

Recatto commented, "As part of our pandemic response plan we continue to take steps to minimize the negative impact of the COVID-19 pandemic on our business and to protect the safety of our employees and customers. I have been impressed with the dedication of our team which has continued to serve our customers during the pandemic in the same excellent manner as they did prior to the COVID-19 outbreak.

During the second quarter we were able to generate positive cash flow from operations and maintain our strong balance sheet and net-cash position. We expect this will position us to take advantage of some of the opportunities that we believe will be in front of us once we emerge from this challenging time."

Safe Harbor Statement

All references to the “Company,” “we,” “our,” and “us” refer to Heritage-Crystal Clean, Inc., and its subsidiaries.
This release contains forward-looking statements that are based upon current management expectations. Generally, the words "aim," "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "project," "should," "will be," "will continue," "will likely result," "would" and similar expressions identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements or industry results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other important factors include, among others: developments in the COVID-19 pandemic and the resulting impact on our business and operations, future financial and operating results, future disclosures of historical financial and operating results, general economic conditions and downturns in the business cycles of automotive repair shops, industrial manufacturing businesses and small businesses in general; increased solvent, fuel and energy costs and volatility in the price of crude oil, the selling price of lubricating base oil, solvent, fuel, energy, and commodity costs; our ability to successfully integrate businesses we acquire; our ability to enforce our rights under the FCC Environmental purchase agreement; our ability to pay our debt when due and comply with our debt covenants; our ability to successfully operate our used oil re-refinery and to cost effectively collect or purchase used oil or generate operating results; increased market supply or decreased demand for base oil; further consolidation and/or declines in the United States automotive repair and manufacturing industries; the impact of extensive environmental, health and safety and employment laws and regulations on our business; legislative or regulatory requirements or changes adversely affecting our business; competition in the industrial and hazardous waste services industries and from other used oil processing facilities including other re-refineries; claims and involuntary shutdowns relating to our handling of hazardous substances; the value of our used solvents and oil inventory, which may fluctuate significantly; our dependency on key employees; our level of indebtedness, which could affect our ability to fulfill our obligations, impede the implementation of our strategy, and expose us to interest rate risk; our ability to effectively manage our extended network of branch locations; the control of The Heritage Group over the Company; and the risks identified in our Annual Report on Form 10-K filed with the SEC on March 3, 2020 and subsequent filings with the SEC. Given these uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. We assume no obligation to update or revise them or provide reasons why actual results may differ. The information in this release should be read in light of such risks and in conjunction with the consolidated financial statements and the notes thereto included elsewhere in this release.

About Heritage-Crystal Clean, Inc.
Heritage-Crystal Clean, Inc. provides parts cleaning, used oil re-refining, and hazardous and non-hazardous waste services primarily to small and mid-sized customers in the vehicle maintenance sector as well as manufacturers and other industrial businesses. Our service programs include parts cleaning, containerized waste management, used oil collection and re-refining, vacuum truck services, waste antifreeze collection, recycling and product sales, and field services. These services help our customers manage their used chemicals and liquid and solid wastes, while also helping to minimize their regulatory burdens. Our customers include businesses involved in vehicle maintenance operations, such as car dealerships, automotive repair shops, and trucking firms, as well as small-to-medium sized manufacturers, such as metal product fabricators and printers, and other industrial businesses. Through our used oil re-refining program, we recycle used oil into high quality lubricating base oil, and we are a supplier to firms that produce and market finished lubricants. Through our antifreeze program we recycle spent antifreeze and produce a full line of virgin-quality antifreeze products. Heritage-Crystal Clean, Inc. is headquartered in Elgin, Illinois, and operates through 89 branches serving approximately 92,000 customer locations.

Conference Call
The Company will host a conference call on Thursday, July 23, 2020 at 9:30 AM Central Time, during which management will give a brief presentation focusing on the Company's operations and financial results. Interested parties can listen to the audio webcast available through our company website, http://crystal-clean.com/investor-relations/, and can participate in the call by dialing (720) 545-0014.

The Company uses its website to make information available to investors and the public at www.crystal-clean.com.
CONTACT: Mark DeVita, Chief Financial Officer, at (847) 836-5670

Heritage-Crystal Clean, Inc.
Condensed Consolidated Balance Sheets
(In Thousands, Except Share and Par Value Amounts)
(Unaudited)

	June 13, 2020	December 28, 2019

ASSETS
Current assets:
Cash and cash equivalents	$50,782	$60,694
Accounts receivable - net	47,101	55,586
Inventory - net	25,622	29,373
Other current assets	6,355	7,104
Total current assets	129,860	152,757
Property, plant and equipment - net	159,102	154,911
Right of use assets	83,975	89,525
Equipment at customers - net	24,007	24,232
Software and intangible assets - net	18,338	16,892
Goodwill	37,510	32,997
Total assets	$452,792	$471,314

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$31,607	$38,058
Current portion of lease liabilities	21,909	20,407
Contract liabilities - net	2,153	2,252
Accrued salaries, wages, and benefits	5,737	6,771
Taxes payable	8,610	6,538
Other current liabilities	5,515	16,418
Total current liabilities	75,531	90,444
Lease liabilities, net of current portion	63,215	68,734
Long-term debt, less current maturities	29,487	29,348
Deferred income taxes	18,519	17,157
Total liabilities	$186,752	$205,683

STOCKHOLDERS' EQUITY:
Common stock - 26,000,000 shares authorized at $0.01 par value, 23,269,462 and 23,191,498 shares issued and outstanding at June 13, 2020 and December 28, 2019, respectively	$233	$232
Additional paid-in capital	198,992	200,583
Retained earnings	66,815	64,182
Total Heritage-Crystal Clean, Inc. stockholders' equity	266,040	264,997
Noncontrolling interest	—	634
Total equity	266,040	265,631
Total liabilities and stockholders' equity	$452,792	$471,314

Heritage-Crystal Clean, Inc.
Condensed Consolidated Statements of Income (Loss)
(In Thousands, Except per Share Amounts)
(Unaudited)

	Second Quarter Ended,		First Half Ended,
	June 13, 2020	June 15, 2019	June 13, 2020	June 15, 2019

Revenues
Service revenues	$52,247	$57,936	$116,004	$114,309
Product revenues	21,863	41,302	59,584	77,160
Rental income	5,408	5,762	11,194	9,304
Total revenues	$79,518	$105,000	$186,782	$200,773

Operating expenses
Operating costs	$72,293	$78,849	$155,543	$161,332
Selling, general, and administrative expenses	11,134	11,042	22,656	23,438
Depreciation and amortization	5,455	4,061	10,723	8,196
Other (income) expense - net	(6,796)	1,514	(6,525)	1,457
Operating (loss) income	(2,568)	9,534	4,385	6,350
Interest expense – net	344	219	558	449
(Loss) income before income taxes	(2,912)	9,315	3,827	5,901
(Benefit from) provision for income taxes	(254)	2,151	1,194	1,165
Net (loss) income	(2,658)	7,164	2,633	4,736
Income attributable to noncontrolling interest	—	108	—	192
Net (loss) income attributable to Heritage-Crystal Clean, Inc. common stockholders	$(2,658)	$7,056	$2,633	$4,544

Net (loss) income per share: basic	$(0.11)	$0.30	$0.11	$0.20
Net (loss) income per share: diluted	$(0.11)	$0.30	$0.11	$0.19

Number of weighted average shares outstanding: basic	23,260	23,137	23,249	23,127
Number of weighted average shares outstanding: diluted	23,260	23,368	23,434	23,366

Heritage-Crystal Clean, Inc.
Reconciliation of Operating Segment Information
(Unaudited)

Second Quarter Ended,
June 13, 2020
(thousands)	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated
Revenues
Service revenues	$46,097	$6,150	$—	$52,247
Product revenues	8,295	13,568	—	21,863
Rental income	5,408	—	—	5,408
Total revenues	$59,800	$19,718	$—	$79,518
Operating expenses
Operating costs	49,104	23,189	—	72,293
Operating depreciation and amortization	2,348	2,082	—	4,430
Profit (loss) before corporate selling, general, and administrative expenses	$8,348	$(5,553)	$—	$2,795
Selling, general, and administrative expenses			11,134	11,134
Depreciation and amortization from SG&A			1,025	1,025
Total selling, general, and administrative expenses			$12,159	$12,159
Other (income) - net			(6,796)	(6,796)
Operating loss				(2,568)
Interest expense – net			344	344
Loss before income taxes				$(2,912)

Second Quarter Ended,
June 15, 2019
(thousands)	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated
Revenues
Service revenues	$54,332	$3,604	$—	$57,936
Product revenues	10,178	31,124	—	41,302
Rental income	5,686	76	—	5,762
Total revenues	$70,196	$34,804	$—	$105,000
Operating expenses
Operating costs	49,374	29,475	—	78,849
Operating depreciation and amortization	1,872	1,436	—	3,308
Profit before corporate selling, general, and administrative expenses	$18,950	$3,893	$—	$22,843
Selling, general, and administrative expenses			11,042	11,042
Depreciation and amortization from SG&A			753	753
Total selling, general, and administrative expenses			$11,795	$11,795
Other expense - net			1,514	1,514
Operating income				9,534
Interest expense – net			219	219
Income before income taxes				$9,315

First Half Ended,
June 13, 2020
(thousands)	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated

Revenues
Service revenues	$107,056	$8,948	$—	$116,004
Product revenues	19,023	40,561	—	59,584
Rental income	11,173	21	—	11,194
Total revenues	$137,252	$49,530	$—	$186,782
Operating expenses
Operating costs	105,508	50,035	—	155,543
Operating depreciation and amortization	4,618	4,136	—	8,754
Profit (loss) before corporate selling, general, and administrative expenses	$27,126	$(4,641)	$—	$22,485
Selling, general, and administrative expenses			22,656	22,656
Depreciation and amortization from SG&A			1,969	1,969
Total selling, general, and administrative expenses			$24,625	$24,625
Other (income) - net			(6,525)	(6,525)
Operating income				4,385
Interest expense – net			558	558
Income before income taxes				$3,827

First Half Ended,
June 15, 2019
(thousands)	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated

Revenues
Service revenues	$107,207	$7,102	$—	$114,309
Product revenues	20,315	56,845	—	77,160
Rental income	9,171	133	—	9,304
Total revenues	$136,693	$64,080	$—	$200,773
Operating expenses
Operating costs	99,538	61,794	—	161,332
Operating depreciation and amortization	3,508	2,868	—	6,376
Profit (loss) before corporate selling, general, and administrative expenses	$33,647	$(582)	$—	$33,065
Selling, general, and administrative expenses			23,438	23,438
Depreciation and amortization from SG&A			1,820	1,820
Total selling, general, and administrative expenses			$25,258	$25,258
Other expense - net			1,457	1,457
Operating income				6,350
Interest expense – net			449	449
Income before income taxes				$5,901

Heritage-Crystal Clean, Inc.
Reconciliation of our Net (Loss) Income Determined in Accordance with U.S. GAAP to Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) and to Adjusted EBITDA
(Unaudited)

	Second Quarter Ended,		First Half Ended,

(thousands)	June 13, 2020	June 15, 2019	June 13, 2020	June 15, 2019
Net (loss) income	$(2,658)	$7,164	$2,633	$4,736

Interest expense – net	344	219	558	449

(Benefit from) provision for income taxes	(254)	2,151	1,194	1,165

Depreciation and amortization	5,455	4,061	10,723	8,196

EBITDA (a)	$2,887	$13,595	$15,108	$14,546

Non-cash compensation (b)	552	833	1,621	1,721

Severance and related costs(c)	327	—	369	656

Costs and asset write-offs associated with site closures (d)	—	1,510	—	1,510

Reversal of settlement provision in excess of payout(e)	(6,502)	—	(6,502)	—

Adoption of ASC 842 lease accounting standard(f)	—	—	—	2,202

Implementation costs of ASC 842(g)	—	—	—	355

Costs and asset write-offs associated with site closures (h)	—	—	138	—

Adjusted EBITDA (i)	$(2,736)	$15,938	$10,734	$20,990

(a)	EBITDA represents net income before provision for income taxes, interest income, interest expense, depreciation and amortization. We have presented EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by analysts, investors, our lenders, and other interested parties in the evaluation of companies in our industry. Management uses EBITDA as a measurement tool for evaluating our actual operating performance compared to budget and prior periods. Other companies in our industry may calculate EBITDA differently than we do. EBITDA is not a measure of performance under U.S. GAAP and should not be considered as a substitute for net (loss) income prepared in accordance with U.S. GAAP. EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

EBITDA does not reflect interest expense or the cash requirements necessary to service interest or principal payments on our debt;

EBITDA does not reflect tax expense or the cash requirements necessary to pay for tax obligations; and

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using EBITDA only as a supplement.

(b)	Non-cash compensation expenses which are recorded in SG&A.

(c)	Costs associated with severance and other employee separations.

(d)	Costs mainly associated with the closure of the Company's facility located in Wilmington, Delaware.

(e)	Reversal of a portion of the provision for a class action settlement originally charged against income in the fourth quarter of 2019.

(f)	Revenue deferred during the first quarter from the adoption of ASC 842 lease accounting standard.

(g)	One-time cost associated with the implementation of ASC 842.

(h)	Costs and asset write-offs mainly associated with the closure of our former hub location in Indianapolis, IN.

(i)	We have presented Adjusted EBITDA because we consider it an important supplemental measure of our performance and believe it may be used by analysts, investors, our lenders, and other interested parties in the evaluation of our performance. Other companies in our industry may calculate Adjusted EBITDA differently than we do. Adjusted EBITDA is not a measure of performance under U.S. GAAP and should not be considered as a substitute for net income prepared in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.

USE OF NON-GAAP FINANCIAL MEASURES

Reconciliation of our Net (Loss) Income and Net Income (Loss) Per Share Determined in Accordance with U.S. GAAP to our Non-GAAP Adjusted Net (Loss) Income and Non-GAAP Adjusted Diluted (Loss) Income Per Share

Adjusted net (loss) income and adjusted net (loss) income per share are non-GAAP financial measures. Non-GAAP financial measures should be considered in addition to, but not as substitute for, financial measures prepared in accordance with GAAP. Management believes that adjusted net (loss) income and adjusted net (loss) income per share provides investors and management useful information about the income impact from certain non-routine items for the second quarter of 2020 compared to the second quarter of 2019.

	Second Quarter Ended,

(in thousands, except per share amounts)	June 13, 2020	June 15, 2019

GAAP net (loss) income	$(2,658)	$7,164

Reversal of settlement provision in excess of payout	(6,502)	—

Costs and asset write-offs associated with site closures	—	1,510

Net tax effect of items above	1,859	(355)

Adjusted net (loss) income	$(7,301)	$8,319

GAAP diluted (loss) earnings per share	$(0.11)	$0.30

Reversal of settlement provision in excess of payout per share	(0.28)	—

Costs and asset write-offs associated with site closures per share	—	0.07

Net tax effect per share of items above	0.08	(0.02)

Adjusted diluted (loss) income per share	$(0.31)	$0.35